PT. MIRAE ASIA PASIFIK

COLLECTIVE WORK AGREEMENT

(TECHNICAL & OPERATIONAL CONSULTANT)

The undersigned:

Name : ALIE GORDON M.

Job : President Director of PT MIRAE ASIA PASIFIK

Address : Jalan Jembatan Tiga Barat Block B No 7

Penjaringan, North Jakarta 14450

in this case acting as the President Director of and therefore acting for and on behalf of PT MIRAE ASIA PASIFIK, hereinafter referred to as -------------------------- FIRST PARTY

Name : KENDREW HARTANTO

Occupation : Consultant

Address : Complex Metro Permata 1 Block D7 No 12,

Karang Mulya, Karang Tengah, Tangerang 15154

in this case acting on behalf of himself, hereinafter referred to as ------------ SECOND PARTY

The First Party and the Second Party are hereinafter collectively referred to as the Parties in this Collective Work Agreement, previously explaining the following matters:

- The first party is a legal entity of the company named PT MIRAE ASIA PASIFIK domiciled in Jakarta, which has a business engaged in the field of operation handling

agency orders for CMT orders of women's underwear provided by foreign companies for the for production in domestic factories.

- The second party is a professional who has experience in handling work in the women's underwear industry.
- The First Party intends to appoint exclusively and request the Second Party as a Technical and Operational Consultant to provide consulting assistance in the form of consultations, opinions and views on problems that may arise from the demands of the customers (foreign companies) and the recipient of work (domestic factories) that may hinder the performance and operations of the First Party.
- The Second Party agrees and accepts the appointment from the First Party and declares its ability to become a Technical and Operational Consultant, to reasonably defend the rights and interests of the First Party in its field of business.
- For this exclusive appointment, the First Party agrees to provide services or compensation as agreed upon and determined jointly between the two parties.

Based on the above, the Parties hereby agree to make, sign and submit to this Collective Agreement with the following provisions:

Article 1

In accordance with the scope of the consultant work provided by the First Party, the Second Party will provide consulting services to the First Party in the form of the following actions:

a) Serving consultations or providing technical and operational opinions on problems that arise internally in the operational environment of the First Party, as well as about technical and operational problems that occur externally within the customers and the domestic factories.
b) Represent the First Party, the customers and the domestic factories to defend the rights to negotiate with the suppliers of goods appointed by the customers.
c) Assist the First Party in negotiating with the customers or the domestic factories.
d) Provide an objective opinion on the implementation of the rights and obligations of the customers, the domestic factories and the suppliers appointed by the customers.
e) Represent the First Party to meet with customers, domestic factories and suppliers appointed by the customers.

Article 2

That for the provision of consulting services by the Second Party as per Article 1 above, the First Party is willing and obliged to provide retainer fees and other fees to the Second Party as agreed with the following details:

a) Consultant fee per month in the amount of Rp 130.000.000 paid before the 30th of the month.
b) To provide defence on behalf of the First Party, the Second Party is given special powers of attorney and operational costs that are adjusted based on reasonable needs.
c) In the event that the implementation of the scope of work that must be carried out by the Second Party to be outside the DKI Jakarta area, the First Party is willing to pay for transportation, accommodation and reasonable living expenses.
d) In the implementation of work, if the Second Party needs internet network support outside the office, IDD call and these costs will be reimbursed by the First Party.
e) Should the time required in carrying out the consultant's duties exceeding normal working hours, the Second Party is willing not to charge the overtime fee. However, the First Party agrees to provide a reasonable additional honorarium at the end of the year in accordance with the duties arising in the current year.
f) The First Party agrees to pay the taxes of Second Party relating to this mutual agreement.

Article 3

That the First Party is willing to provide data and/or documents to the Second Party to carry out its work as a consultant. The Second Party is obliged to maintain the confidentiality of the data from the First Party which, when it has been used, must be returned to the First Party.

Article 4

The provisions of this collective agreement are binding from the moment they are signed by the First Party and the Second Party. If both parties agree and agree to change and

renew this agreement, an Addendum to the agreement will be made as an integral part of this Collective Agreement.

Article 5

That the granting and acceptance of the work stipulated in this agreement is carried out in good faith and with full responsibility. Should there be a dispute in the implementation of this agreement, the Parties agree to resolve it by consensus.

Article 6

This work agreement is valid from the date it was signed, namely the date and is valid for 1 year (12 months). However, by agreement of both parties, this agreement may be extended by addendum as well as adjustment of the agreement between the First Party and the Second Party.

Thus, this Work Agreement is made and signed by the Parties with a sense of responsibility without coercion or pressure from any party, made in 2 (two) copies, with sufficient seals and each has the same legal force.

Jakarta, 02 January 2023

FIRST PARTY

[redacted]

ALIE GORDON M.

President Director

PT MIRAE ASIA PASIFIK

SECOND PARTY

[redacted]

KENDREW HARTANTO